UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 8, 2005

                               BE AEROSPACE, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                                0-18348              06-1209796
(State or other                  (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)


1400 Corporate Center Way, Wellington, Florida               33414
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

         BE Aerospace, Inc. is filing this amendment to its Current Report on Form 8-K filed on November 14, 2005, which announced the retirement of Robert J. Khoury as the company's Chief Executive Officer and President and the appointments of Amin J. Khoury as Chief Executive Officer and Michael B. Baughan as President and Chief Operating Officer, to provide additional information that was not determined at the time the Current Report on Form 8-K was filed relating to the terms of the agreements entered into between BE Aerospace, Inc. and Robert J. Khoury and between BE Aerospace, Inc. and Michael B. Baughan. These agreements were entered into after the Current Report on Form 8-K announcing Robert J. Khoury's retirement and Michael B. Baughan's appointment was filed.

Item 1.01   Entry into Material Definitive Agreement;
            ----------------------------------------

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
            ---------------------------------

         (b) On November 8, 2005, BE Aerospace, Inc. (the "Company") announced that Robert J. Khoury would, effective December 31, 2005, retire from his position as President and Chief Executive Officer of the Company and, upon his retirement, Mr. Khoury would remain on the Company's Board of Directors and become a part time consultant to the Company.

         On December 31, 2005, Mr. Khoury's retirement became effective and the Company entered into both a retirement agreement (the "Retirement Agreement") and a consulting agreement (the "Consulting Agreement") with Mr. Khoury.

Retirement Agreement
--------------------

         The Retirement Agreement clarifies and sets forth the payments that are due to Mr. Khoury pursuant to his existing employment agreement, amended as of August 1, 2005 (the "RK Employment Agreement") and provides for mutual releases of employment-related claims by the Company and Mr. Khoury. Mr. Khoury will receive (i) a cash severance payment of $792,500 on or about July 3, 2006 and
(ii) an annual bonus with respect to fiscal 2005 in an amount to be determined in accordance with the Company's incentive plan and paid on or before March 15, 2006. Mr. Khoury is also entitled to all other benefits (including retirement benefits) under the plans, programs and arrangements in which he participated in as of December 31, 2005.

         In accordance with the RK Employment Agreement, the Company will continue to provide (i) Mr. Khoury and his spouse with health insurance coverage for the remainder of their lives and (ii) Mr. Khoury with a gross-up for any tax payments pursuant to Sections 409A and 280G of the U.S. Internal Revenue Code (the "Code").

         Following his retirement, Mr. Khoury will remain a member of the Board of Directors of the Company (the "Board"). As a member of the Board, Mr. Khoury will be entitled to receive all compensation paid to non-employee directors of the Company.

Consulting Agreement
--------------------

         Pursuant to the Consulting Agreement, Mr. Khoury will provide certain specified services to the Company during a six-year consulting period (the "Consulting Period") including sales and marketing services, assistance in developing and implementing key customer strategies, advice and consultation regarding Company operational matters and maintenance of key customer relationships through periodic customer visits (the "Consulting Services").

         In consideration for the Consulting Services, Mr. Khoury will receive a consulting fee of $263,300 per calendar year (the "Fee"). During the Consulting Period, Mr. Khoury will also be entitled to an office, secretarial support and air travel in accordance with past practices under the Company's travel policy.

         The Consulting Agreement may not be amended, modified or terminated without the prior written consent of both the Company and Mr. Khoury. If Mr. Khoury ceases providing the Consulting Services as a result of his death or disability, he will be entitled to a lump-sum payment equal to the Fees payable through the remainder of the Consulting Period.

         During the Consulting Period and for a period of two years thereafter, Mr. Khoury may not (i) engage in any employment, consulting or other activity in any business that competes with the Company or (ii) solicit employees of the Company. The Consulting Agreement also prohibits Mr. Khoury from disclosing the Company's confidential and proprietary information for an indefinite period.

         (c) On November 8, 2005, the Company also announced that, effective December 31, 2005, Amin J. Khoury, Chairman of the Company's Board of Directors, would be appointed as Chief Executive Officer of the Company and Michael B. Baughan, Senior Vice President and General Manager, Commercial Aircraft Segment, will be appointed as the President and Chief Operating Officer of the Company. These appointments became effective on December 31, 2005.

         Amin J. Khoury, 66, has been the Company's Chairman of the Board since July 1987 when he founded the Company and acted as Chief Executive Officer of the Company until April 1, 1996. Since 1986, Mr. Amin Khoury has been a director of Synthes, Inc., a manufacturer and marketer of orthopedic trauma implants and cranial-maxillofacial and spine implants. Since July 1994, Mr. Amin Khoury has been a member of the board of directors of Brooks Automation, Inc., a supplier of integrated automation solutions for the global semiconductor, data storage and flat panel display manufacturing industries. Mr. Amin Khoury is the brother of Robert J. Khoury.

         Michael B. Baughan, 45, has been the Company's Senior Vice President and General Manager, Commercial Aircraft Segment, since July 2002. From May 1999 to July 2002, Mr. Baughan was Group Vice President and General Manager of Seating Products. From September 1994 to May 1999, Mr. Baughan was Vice President, Sales and Marketing for Seating Products.

         The material terms of Mr. Amin Khoury's employment agreement with the Company have been previously disclosed in the Company's annual proxy statement, filed with the Securities and Exchange Commission on April 29, 2005, and in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2005, to which a copy of Mr. Amin Khoury's employment agreement is attached as Exhibit
10.2. The terms of Mr. Amin Khoury's employment agreement have not been modified in connection with his appointment.

         On January 4, 2006, the Company entered into an amended and restated employment agreement with Mr. Baughan (the "MB Employment Agreement"). The MB Employment Agreement will have an initial term of two years that will automatically be renewed for additional one-year terms unless either Mr. Baughan or the Company gives the other party at least ninety days' written notice prior to the then-applicable expiration date.

         Under the terms of the MB Employment Agreement, Mr. Baughan will receive an annual salary of $440,000 per year subject to adjustment from time to time by the Board and an annual incentive bonus at the discretion of the Board, which may not exceed 120% of his then current salary. Mr. Baughan is also entitled to (i) an automobile allowance and (ii) participation in all benefit plans, programs and arrangements generally made available to the Company's executives. In connection with his appointment as President, on December 27, 2005, Mr. Baughan received an option to purchase 75,000 shares of the Company's common stock at an exercise price of $22.18 pursuant to the Company's 2005 Long-Term Incentive Plan.

         In the event of Mr. Baughan's death, his designee will receive an amount equal to the salary that would have been due through the expiration of the then-applicable term of the agreement. In the event of Mr. Baughan's incapacity, he will continue to receive his then current salary and benefits through the expiration date of the then-applicable term of the agreement or until he obtains alternate employment. If the Company fails to extend the term of Mr. Baughan's employment for at least one year beyond an applicable expiration date at his then-current salary and otherwise at the same terms and conditions, the Company must continue to pay Mr. Baughan his salary and medical benefits until the first anniversary of the then-applicable expiration date. Upon a termination of Mr. Baughan's employment by the Company for Cause or Mr. Baughan's resignation for any reason, he will not be entitled to any further compensation or benefits.

         If there is a change in control of the Company (as defined under Section 409A of the Code) as a result of which Mr. Baughan's employment is terminated by the Company without Cause (as defined), Mr. Baughan will receive
(i) a lump sum amount equal to three times his salary and (ii) continuation of his benefits for one year. The MB Employment Agreement provides Mr. Baughan with a gross-up for any tax payments pursuant to Sections 409A and 280G of the Code.

         Mr. Baughan is also party to the Company's standard proprietary information and confidentiality agreement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BE AEROSPACE, INC.
                                   (Registrant)

                                   By: /s/ Thomas P. McCaffrey
                                       ---------------------------
                                       Name:  Thomas P. McCaffrey
                                       Title: Senior Vice President of
                                              Administration and Chief
                                              Financial Officer


Date:  January 6, 2006